Exhibit 99.3

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to Siebel Systems, Inc.'s ("Siebel Systems") acquisition of UpShot Corporation ("UpShot") on November 3, 2003 (the "Acquisition"), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These unaudited pro forma financial statements were prepared as if the Acquisition had been completed as of January 1, 2002, with respect to the statements of operations, and as of September 30, 2003, with respect to the balance sheet.

Siebel Systems' fiscal year end is December 31, whereas UpShot's fiscal year end is October 31. The following unaudited pro forma combined condensed balance sheet as of September 30, 2003 includes the historical balance sheets of Siebel Systems and UpShot as of September 30, 2003 and October 31, 2003, respectively. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2003 includes the historical statements of operations of Siebel Systems and UpShot for their fiscal nine months ended September 30, 2003 and July 31, 2003, respectively. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2002 includes the historical statements of operations of Siebel Systems and UpShot for their fiscal year ended December 31, 2002 and October 31, 2002, respectively.

The unaudited pro forma combined condensed financial statements are based upon the respective historical financial statements of Siebel Systems and UpShot. These unaudited pro forma combined condensed financial statements should be read in conjunction with: (i) Siebel Systems' Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed on November 13, 2003; (ii) Siebel Systems' Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 18, 2003; (iii) UpShot's audited financial statements for the year ended October 31, 2003, included in this Form 8-K as exhibit 99.2; and (iv) the accompanying notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of UpShot. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date of the Acquisition. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma combined condensed financial statements are intended for informational purposes only and, in the opinion of management, are not indicative of the financial position or results of operations of Siebel Systems after the Acquisition or the financial position or results of operations had the Acquisition actually been effected as of the dates indicated, nor are they indicative of the future financial position or results of operations.

The unaudited pro forma combined condensed financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
as of September 30, 2003
(in thousands)

                                                                    Siebel
                                                                    Systems    UpShot
                                                                     as of      as of     Pro Forma     Pro Forma
                                                                    9/30/03   10/31/03   Adjustments     Combined
                                                                  ----------- ---------- -----------    -----------
Assets

Current assets:
   Cash and cash equivalents...................................   $  545,001  $     578  $  (55,984)(a) $  489,595
   Short-term investments......................................    1,481,959         --          --      1,481,959
                                                                  ----------- ---------- -----------    -----------
          Total cash, cash equivalents,
             and short-term investments........................    2,026,960        578     (55,984)     1,971,554

   Marketable equity securities................................           93         --          --             93
   Accounts receivable, net....................................      188,694      1,937          --        190,631
   Deferred income taxes.......................................      123,006         --          --        123,006
   Prepaids and other..........................................       43,882        295        (138)(b)     44,039
                                                                  ----------- ---------- -----------    -----------
          Total current assets.................................    2,382,635      2,810     (56,122)     2,329,323

Property and equipment, net....................................      182,561        414        (154)(c)    182,821
Goodwill.......................................................       82,129         --      58,387 (d)    140,516
Intangible assets, net.........................................        3,230         --       7,900 (e)     11,130
Other assets...................................................       39,771        267          --         40,038
Deferred income taxes..........................................       42,711         --      (2,242)(f)     40,469
                                                                  ----------- ---------- -----------    -----------
          Total assets.........................................   $2,733,037  $   3,491  $    7,769     $2,744,297
                                                                  =========== ========== ===========    ===========

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
   Accounts payable............................................   $   21,492  $   2,474  $       --     $   23,966
   Accrued expenses............................................      288,785      2,831       2,161 (g)    293,777
   Restructuring obligations...................................       56,166         --          --         56,166
   Deferred revenue............................................      260,023      4,154        (385)(h)    263,792
   Notes payable...............................................           --      4,024      (4,024)(i)         --
                                                                  ----------- ---------- -----------    -----------
          Total current liabilities............................      626,466     13,483      (2,248)       637,701

Capital lease obligations, less current portion................      123,591         25          --        123,616
Restructuring obligations, less current portion................       10,316         --          --         10,316
                                                                  ----------- ---------- -----------    -----------
          Total liabilities....................................      760,373     13,508      (2,248)       771,633
                                                                  ----------- ---------- -----------    -----------

Mandatorily redeemable convertible preferred stock, in series..           --     48,900     (48,900)(j)         --
                                                                  ----------- ---------- -----------    -----------

Stockholders' equity:
  Common stock.................................................          495         --          --            495
  Additional paid-in capital...................................    1,529,313     29,891     (29,891)(j)  1,529,313
  Deferred compensation........................................       (1,840)       (13)         13 (j)     (1,840)
  Accumulated other comprehensive income.......................       44,521         --          --         44,521
  Retained earnings (accumulated deficit)......................      400,175    (88,795)     88,795 (j)    400,175
                                                                  ----------- ---------- -----------    -----------
          Total stockholders' equity (deficit).................    1,972,664    (58,917)     58,917 (j)  1,972,664
                                                                  ----------- ---------- -----------    -----------
          Total liabilities and stockholders' equity...........   $2,733,037  $   3,491  $    7,769     $2,744,297
                                                                  =========== ========== ===========    ===========

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
for the Nine Months Ended September 30, 2003
(in thousands, except per share data)

                                                  Siebel Systems     UpShot
                                                   Nine Months     Nine Months
                                                     Ended           Ended     Pro Forma     Pro Forma
                                                     9/30/03         7/31/03   Adjustments    Combined
                                                   ------------    ---------- ------------   ----------
Revenues:
   Software....................................... $   331,989     $      --  $        --    $ 331,989
   Professional services, maintenance and other...     655,497         4,917           --      660,414
                                                   ------------    ---------- ------------   ----------
       Total revenues.............................     987,486         4,917           --      992,403
                                                   ------------    ---------- ------------   ----------
Cost of revenues:
   Software.......................................      14,963            --           --       14,963
   Professional services, maintenance and other...     372,142         3,131          171 (k)  375,444
                                                   ------------    ---------- ------------   ----------
       Total cost of revenues.....................     387,105         3,131          171      390,407
                                                   ------------    ---------- ------------   ----------
            Gross margin..........................     600,381         1,786         (171)     601,996
                                                   ------------    ---------- ------------   ----------
Operating expenses:
   Product development............................     226,177         2,258           --      228,435
   Sales and marketing............................     276,804         6,855          838 (l)  284,497
   General and administrative.....................      81,860         1,217           --       83,077
   Restructuring and related expenses.............     105,041            --           --      105,041
                                                   ------------    ---------- ------------   ----------
       Total operating expenses...................     689,882        10,330          838      701,050
                                                   ------------    ---------- ------------   ----------
            Operating loss........................     (89,501)       (8,544)      (1,009)     (99,054)
                                                   ------------    ---------- ------------   ----------
Other income, net:
   Interest and other income, net.................      44,562            35         (926)(m)   43,671
   Loss on early extinguishment of debt...........     (10,711)           --           --      (10,711)
   Interest expense...............................     (14,575)       (3,835)         492 (n)  (17,918)
                                                   ------------    ---------- ------------   ----------
       Total other income, net....................      19,276        (3,800)        (434)      15,042
                                                   ------------    ---------- ------------   ----------
            Loss before income taxes..............     (70,225)      (12,344)      (1,443)     (84,012)
Income tax benefit................................     (25,281)           --       (4,963)(o)  (30,244)
                                                   ------------    ---------- ------------   ----------
            Net loss.............................. $   (44,944)    $ (12,344) $     3,520    $ (53,768)
                                                   ============    ========== ============   ==========

Diluted net loss per share........................ $     (0.09)                              $   (0.11)
                                                   ============                              ==========
Basic net loss per share.......................... $     (0.09)                              $   (0.11)
                                                   ============                              ==========

Shares used in diluted share computation..........     490,049                                 490,049
                                                   ============                              ==========
Shares used in basic share computation............     490,049                                 490,049
                                                   ============                              ==========

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

SIEBEL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
for the Year Ended December 31, 2002
(in thousands, except per share data)

                                                   Siebel Systems   UpShot
                                                     Year Ended    Year Ended  Pro Forma     Pro Forma
                                                      12/31/02      10/31/02  Adjustments     Combined
                                                   -------------   ---------- ------------   -----------
Revenues:
   Software....................................... $    700,344    $      --  $        --    $  700,344
   Professional services, maintenance and other...      934,963        4,529           --       939,492
                                                   -------------   ---------- ------------   -----------
       Total revenues.............................    1,635,307        4,529           --     1,639,836
                                                   -------------   ---------- ------------   -----------
Cost of revenues:
   Software.......................................       21,612           --           --        21,612
   Professional services, maintenance and other...      540,194        4,140        1,029 (k)   545,363
                                                   -------------   ---------- ------------   -----------
       Total cost of revenues.....................      561,806        4,140        1,029       566,975
                                                   -------------   ---------- ------------   -----------
            Gross margin..........................    1,073,501          389       (1,029)    1,072,861
                                                   -------------   ---------- ------------   -----------
Operating expenses:
   Product development............................      366,230        4,322           --       370,552
   Sales and marketing............................      476,975        8,000        1,117 (l)   486,092
   General and administrative.....................      119,253        1,557           --       120,810
   Restructuring and related expenses.............      205,305           --           --       205,305
                                                   -------------   ---------- ------------   -----------
       Total operating expenses...................    1,167,763       13,879        1,117     1,182,759
                                                   -------------   ---------- ------------   -----------
            Operating loss........................      (94,262)     (13,490)      (2,146)     (109,898)
                                                   -------------   ---------- ------------   -----------
Other income, net:
   Interest and other income, net.................       58,491           56       (1,596)(m)    56,951
   Interest expense...............................      (20,016)      (1,028)         193 (n)   (20,851)
                                                   -------------   ---------- ------------   -----------
       Total other income, net....................       38,475         (972)      (1,403)       36,100
                                                   -------------   ---------- ------------   -----------
            Loss before income taxes..............      (55,787)     (14,462)      (3,549)      (73,798)
Income tax benefit................................      (20,083)          --       (6,484)(o)   (26,567)
                                                   -------------   ---------- ------------   -----------
            Net loss.............................. $    (35,704)   $ (14,462) $     2,935    $  (47,231)
                                                   =============   ========== ============   ===========

Diluted net loss per share........................ $      (0.08)                             $    (0.10)
                                                   =============                             ===========
Basic net loss per share.......................... $      (0.08)                             $    (0.10)
                                                   =============                             ===========

Shares used in diluted share computation..........      475,617                                 475,617
                                                   =============                             ===========
Shares used in basic share computation............      475,617                                 475,617
                                                   =============                             ===========

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

  BASIS OF PRO FORMA PRESENTATION

  On November 3, 2003, by way of a merger of a wholly owned subsidiary of Siebel Systems with and into UpShot Corporation ("UpShot"), Siebel Systems acquired all of the outstanding shares of UpShot, a leading provider of a hosted CRM service over the Internet, for initial cash consideration of $50.3 million ($50.0 purchase price plus $0.3 million of reimbursed UpShot stockholders' transaction expenses). In the event certain revenue, revenue-related and product delivery targets defined in the merger agreement are met during 2003 and 2004, the Company could be required to pay up to an additional $10.0 million to the former shareholders of UpShot and an additional $10.0 million to the former employees of UpShot (currently employees of Siebel Systems). All amounts paid by Siebel Systems to the former shareholders of UpShot will be recorded as purchase price for the outstanding shares of UpShot. Amounts paid by Siebel Systems to the former employees of UpShot will be recorded as compensation expense.

  Siebel Systems expects the acquisition of UpShot to accelerate its penetration of the hosted CRM market and expand customer choice in this market segment. Further, Siebel Systems believes the acquisition of UpShot will allow it to capitalize on the expertise of the UpShot management team in the hosted CRM market and their ability to develop new products using Siebel Systems' existing technology.

  The unaudited pro forma combined condensed balance sheet as of September 30, 2003 was prepared by combining the historical consolidated condensed balance sheet data as of September 30, 2003 for Siebel Systems and the historical condensed balance sheet data as of October 31, 2003 for UpShot, as if the merger had been consummated on September 30, 2003.

  The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003 give effect to the Acquisition as if it had occurred on January 1, 2002. The unaudited pro forma combined condensed consolidated statement of operations for the twelve months ended December 31, 2002 combine the results of operations of Siebel Systems for its fiscal year ended December 31, 2002 and UpShot for its fiscal year ended October 31, 2002. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2003 combine the results of operations of Siebel Systems for the nine months ended September 30, 2003 and UpShot for the nine months ended July 31, 2003.

  PURCHASE PRICE ALLOCATION

  The following represents the preliminary allocation of the purchase price paid for UpShot based on the estimated fair values of the acquired assets and assumed liabilities of UpShot as of October 31, 2003. Actual fair values will be determined as more detailed analysis is completed and additional information on the fair values of UpShot's assets and liabilities becomes available.

  The unaudited pro forma combined condensed financial statements reflect at total initial purchase price of $56.0 million (the "Initial Purchase Price"), consisting of the following: (i) the payment of the initial cash consideration of $50.3 million, (ii) the payment of $4.5 million related to the payoff a note payable (the "Note Payable") and related accrued interest assumed in the Acquisition, (iii) estimated transaction costs of $2.1 million, and (iv) a reduction in the purchase price of $0.9 million for proceeds from the exercise of stock options by employees of UpShot on the date of Acquisition. Under the purchase method of accounting, the Initial Purchase Price is allocated to UpShot's net tangible and intangible assets based upon their estimated fair value as of the date of the Acquisition. The Initial Purchase Price does not include any contingent earnout amounts. The preliminary purchase price allocation as of October 31, 2003 is as follows (in thousands):

Tangible assets:
   Cash and cash equivalents....................... $      578
   Accounts receivable and other current assets....      2,095
   Property and equipment..........................        260
   Other assets-long term..........................        267
                                                    -----------
        Total tangible assets......................      3,200
                                                    -----------
Intangible assets:
   Customer relationships..........................      6,700
   Acquired technology.............................      1,200
   Goodwill........................................     58,386
                                                    -----------
        Total intangible assets....................     66,286
                                                    -----------
Liabilities assumed:
   Accounts payable and other accrued liabilities..     (9,708)
   Deferred revenue................................     (3,769)
   Other liabilities-long term.....................        (25)
                                                    -----------
        Total liabilities assumed..................    (13,502)
                                                    -----------
        Net assets acquired........................ $   55,984
                                                    ===========

  The allocation of the purchase price was based on a preliminary evaluation of assets acquired and liabilities assumed. The valuation of intangible assets was based in part on the assistance from an independent valuation firm.

  Based in part on the assistance of an independent valuation firm, Siebel Systems has preliminarily allocated approximately $6.7 million of the purchase price to a "Customer Relationship" intangible asset, an amortizable intangible asset with an estimated useful life of six years, and approximately $1.2 million of the purchase price to an "Acquired Technology" intangible asset, an amortizable intangible asset with an estimated useful life of fourteen months. The fair values of the Customer Relationship and Acquired Technology intangible assets were determined using the "income" and "relief from royalty" valuation approaches, respectively.

  A preliminary estimate of $58.4 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the Acquisition. Any change in the fair value of the net assets of UpShot will change the amount of the purchase price allocable to goodwill. The final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

  There were no historical transactions between Siebel Systems and UpShot.

  PRO FORMA ADJUSTMENTS

  The unaudited pro forma combined condensed balance sheet and statements of operations give effect to the following pro forma adjustments:

  Balance Sheet

    To reflect the acquisition of all of the outstanding securities of UpShot for the Initial Purchase Price of $56.0 million, consisting of the following: (i) the payment of the initial cash consideration of $50.3 million, (ii) the payment of $4.5 million related to the payoff of the Note Payable and related accrued interest assumed in the Acquisition, (iii) estimated transaction costs of $2.1 million, which consists primarily of professional fees incurred related to investment bankers, attorneys, accountants and valuation advisors, and (iv) a reduction in the purchase price of $0.9 million for proceeds from the exercise of stock options by employees of UpShot on the date of Acquisition.

    To eliminate notes payable issuance costs and certain prepaid insurance not assumed in the Acquisition.

    To eliminate UpShot's property and equipment abandoned at the date of Acquisition and/or to adjust the historical values of UpShot's property and equipment to the estimated fair value as of the date of Acquisition.

    To reflect goodwill of $58.4 million created as a result of the acquisition of UpShot.

    To reflect the acquisition of the two identifiable intangible assets ("Customer Relationship" and "Acquired Technology"). The valuation of these intangible assets was based in part on the assistance from an independent valuation firm.

    To reflect a net deferred tax liability of $2.2 million, which consists primarily of deferred tax liabilities associated with the acquired identifiable intangible assets. UpShot's net operating loss carryforwards ("NOL") have not been reflected in the accompanying unaudited pro forma combined condensed balance sheet, as the NOL may be limited under Section 382 of the Internal Revenue Code.

    To reflect an accrual of $2.7 million for estimated costs associated with the abandonment of the UpShot facility, accounted for in accordance with EITF No. 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination" ("EITF 95-3"). Partially offsetting this EITF 95-3 facility accrual are payments at closing related to: (i) certain accrued interest and other expenses associated with the Note Payable and (ii) accrued transaction expenses of UpShot shareholders.

    To adjust UpShot's historical deferred revenue to the estimated fair value and/or to write off deferred revenue amounts where no legal performance obligations exist after the Acquisition.

    To reflect the payoff of the Note Payable as of the date of Acquisition.

    To reflect the elimination of UpShot's historical stockholders' equity and mandatorily redeemable convertible preferred stock upon Acquisition.

  Statement of Operations

    To reflect the amortization of the Acquired Technology intangible asset over an estimated useful life of fourteen months.

    To reflect the amortization of the Customer Relationship intangible asset over an estimated useful life of six years.

    To reflect the decrease in interest income related to the Initial Purchase Price of $56.0 million paid to the shareholders of UpShot. The reduction in interest income was based on assumed interest rates of approximately 1.4% and 0.8% during the year ended December 31, 2002 and nine months ended October 31, 2003, respectively.

    To reflect the decrease in interest expense related to the Note Payable paid off in connection with the Acquisition.

    To adjust the pro forma tax provision to reflect the estimated tax provision of the combined results of Siebel Systems and UpShot.